UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 17, 2007
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15827 (Commission File Number)	38-3519512 (IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan (Address of principal executive offices)	48111 (Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
     On May 17, 2007, Visteon Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) with LB I Group, Inc., an affiliate of Lehman Brothers (“Lehman”), and Ford Motor Company (“Ford”), pursuant to which, among other things, the Company consented to the transfer by Ford of the warrant to purchase 25 million shares of Visteon common stock (the “Warrant”) and waived a provision of the Stockholder Agreement, dated as of October 1, 2005, between Visteon and Ford, that would have prohibited such transfer. The Letter Agreement also restricts Lehman’s ability to enter into certain hedging transactions in respect of the shares underlying the Warrant for the first two years following such transfer. In addition, the Warrant was modified so that that it will not be exercisable (except in the event of a change of control of Visteon) or transferable until May 17, 2009.
     The foregoing descriptions of the Warrant and Letter Agreement are qualified in their entirety by reference to the text of the respective documents, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Warrant to purchase 25 million shares of common stock of the Company, dated as of May 17, 2007.

4.2	Letter Agreement, dated as of May 17, 2007, among the Company, Ford and Lehman.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: May 18, 2007	By:	/s/ William G. Quigley III
William G. Quigley III
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
4.1	Warrant to purchase 25 million shares of common stock of Visteon Corporation, dated as of May 17, 2007.

4.2	Letter Agreement, dated as of May 17, 2007, among Visteon Corporation, LB I Group, Inc. and Ford Motor Company